Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Marianne Diaz

U.S. Bank National Association

One California Street, Suite 1000

San Francisco, CA  94111

(415) 677-3591

(Name, address and telephone number of agent for service)

California Water Service Group

(Issuer with respect to the Securities)

Delaware	77-0448994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1720 North First Street San Jose, California	95112
(Address of Principal Executive Offices)	(Zip Code)

First Mortgage Bonds

(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of December 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 3rd of May, 2012.

By:	/s/ Marianne Diaz
Marianne Diaz
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 3, 2012

	By:	/s/ Marianne Diaz
Marianne Diaz
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2011

($000’s)

12/31/2011
Assets
Cash and Balances Due From Depository Institutions	$13,960,499
Securities	69,485,200
Federal Funds	11,887
Loans & Lease Financing Receivables	204,182,862
Fixed Assets	5,472,961
Intangible Assets	12,446,662
Other Assets	24,910,739
Total Assets	$330,470,810

Liabilities
Deposits	$236,091,541
Fed Funds	7,936,151
Treasury Demand Notes	0
Trading Liabilities	377,634
Other Borrowed Money	34,507,710
Acceptances	0
Subordinated Notes and Debentures	5,945,617
Other Liabilities	10,944,902
Total Liabilities	$295,803,555

Equity
Minority Interest in Subsidiaries	$1,926,211
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,589,521
Total Equity Capital	$34,667,255

Total Liabilities and Equity Capital	$330,470,810